EXHIBIT E

                                 EnerShop, Inc.
                             Statement of Cash Flows
                       For The Quarter Ended June 30, 1997
                                    Unaudited
                                     (000's)

OPERATING ACTIVITIES
  Net Income (Loss)                                               $(516)
  Depreciation                                                        5
  Change in Assets and Liabilities:
     Change in Nonaffiliated Accounts Receivable                   (346)
     Change in Nonaffiliated Accounts Payable                        49
     Change in Affiliated Accounts Payable                         (156)
     Change in Accrued Taxes                                       (213)
     Change in Other                                                142
                                                                -------
TOTAL OPERATING ACTIVITIES                                       (1,035)

INVESTING ACTIVITIES
  Construction Expenditures                                          70
  Note Receivable Increase / (Decrease)                            --
  Other Investing Activities                                       --
                                                                -------
TOTAL INVESTING ACTIVITIES                                           70

FINANCING ACTIVITIES
  Capital Contributions                                            --
  Change in Short Term Debt                                         965
                                                                -------
TOTAL FINANCING ACTIVITIES                                         --
                                                                -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                            --
                                                                =======